UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No.1

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 31, 2010

Asian Trends Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52020                                 90-0201309

(Commission File Number)     (IRS Employer Identification No.)

Suite 1902, 19th Floor, Tower II, Kodak House, Quarry Bay, Hong Kong

(Address of Principal Executive Offices)

852-2102-0100

(Registrant’s telephone number, including area code)

N/A

(Former name or Former Address, If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ASIAN TRENDS MEDIA HOLDINGS, INC.

TABLE OF CONTENTS

Item 2.01	Completion of Acquisition or Disposition of Assets	3
	Merger	3
	Description of Company	4
	Description of Business	5
	Legal Proceedings	9
	Management’s Discussion and Analysis of Financial Condition and Results of Operations	10
	Risk Factors	15
	Security Ownership of Certain Beneficial Owners and Management	19
	Executive Officers and Directors	19
	Executive Compensation	21
	Certain Relationships and Related Transactions	21
Item 5.01	Changes in Control of Registrant	22
Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	22
Item 9.01	Financial Statements and Exhibits	23

Item 2.01        Completion of Acquisition or Disposition of Assets

Share Exchange Agreement

On June 25, 2010, Asian Trends Media Holdings, Inc. (“Asian Trends” or the “Company”) entered into an Agreement for Share Exchange (the “Agreement”) with Global Mania Empire Management Ltd., a Hong Kong company (“Global”) and the owners and shareholders of Global, namely Kwong Kwan Yin Roy, Dragon Billion International Limited, Lam Wai Hon Johnson, and Wong Wing Fung Charlie (the “Shareholders”).  The Agreement was filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2010, and is herein incorporated by reference.  Global specializes in projects and artistes management, and has a vast and highly diversified background in show business and related industries.  Global delivers the highest levels of professionalism and experience and provides strategic counsel, creative solutions and timely, responsive services.

On August 31, 2010, the parties closed the Agreement upon the terms and conditions provided in the Agreement, and in accordance with applicable law.  Immediately prior to the closing of the Agreement, Asian Trends had approximately 95,564,000 shares of its common stock issued and outstanding.  Upon the closing of the transactions contemplated in the Agreement, the Company acquired 100% ownership of Global.  Consideration was paid by the Company in the amount of 22,147,810 shares of the Company’s common stock.  These shares were issued in addition to the existing amount.  Furthermore, the Board of Directors of the Company and Global has each approved the Agreement.  For Federal income tax purposes, it is intended that the Agreement shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

Market Information

The Company’s stock currently trades on the Over-the-Counter Bulletin Board, under the symbol ATDH.OB.  The high and low bid information for the equity for each full quarterly period within the two most recent fiscal years and any subsequent interim period for which financial statements are listed below:

Quarter	High Bid Information	Low Bid Information
Q3 2009	$0.095	$0.0255
Q4 2009	$0.0255	$0.0255
Q1 2010	$0.0255	$0.0255
Q2 2010	$0.0255	$0.0255
Q3 2010	$0.05	$0.05
Q4 2010 (to date)	$0.05	$0.0256

As of December 16, there were approximately 45 holders of the Company’s common stock.  The Company has yet to declare or pay any cash dividends, and does not intend to pay cash dividends in the foreseeable future.  Furthermore, the Company does not currently have any equity compensation plans, either previously approved, or not previously approved by security holders.

Description of the Registrant’s Securities

As of August 31, 2010, after the closing of the Agreement, the Company had 200,000,000 authorized shares of common stock with a par value of $0.001 per share, and 25,000,000 shares of preferred stock with a par value of $0.001 per share.  Of these shares, there were approximately 117,711,810 shares of common stock issued and outstanding, and no preferred shares issued or outstanding.  Immediately preceding the closing of the Agreement the Company had approximately 95,564,000 shares of its common stock issued and outstanding.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

 The Company has not sold any securities within the past three years which were not registered under the Securities Act.  Likewise, the Company has not sold any registered securities in which proceeds would need to be accounted for.

Name Change

In accordance with the Agreement, the Company has not undergone a name change.  Furthermore, the Company does not plan to change its name in accordance with the Agreement.

Changes to the Business. Asian Trends does not intend to carry on Global’s business as its business.  After the closing of the Agreement, Global became a wholly-owned subsidiary of Asian Trends.  Global has the right to decide what direction Global will take with respect to its business operations; provided, however, that Global does not enter into any agreements or transactions that individually or in the aggregate exceed $10,000 without Asian Trends’ prior written consent.

Changes to the Board of Directors and Executive Officers.  Upon the closing of the Agreement, there were no changes to the Board of Directors and Executive Officers of the Company.  Asian Trends’ board of directors was elected in accordance with the terms of the Voting Agreement in the form attached as Exhibit B to the Agreement, which was filed on August 31, 2010, with the SEC, and is herein incorporated by reference.

However, on October 11, 2010, the following individuals were appointed to the Board of Directors of the Company: Chan Wing Hing, Kwong Kwan Yin Roy, Zeng Zhi Jian, and Yau Wai Hung.  Also on October 11, 2010, Yau Wai Hung was appointed as Chief Executive Officer of the Company and Zeng Zhi Jian resigned on the same day. Biographical information for the new board members and officers can be found in the “Executive Officers and Directors” section of this Form 8-K.

Description of Our Company

The Company was incorporated under the laws of the State of Delaware on July 15, 2002, with authorized common stock of 50,000,000 shares at $0.001 par value with the name “North America Marketing Corporation”.

On March 29, 2004, the Company changed the domicile to the State of Nevada in connection with a name change to “Elite Artz, Inc.”.

On October 1, 2007, Elite Artz, Inc. completed a share exchange agreement with Parkade and Clifford Manufacturing Co., Ltd., the sole shareholder of Parkade.  For accounting purposes, this acquisition was treated as a reverse acquisition and recapitalization of Parkade.  The Company then effected a name change to Clifford China Estates, Inc.

On December 30, 2008, Asian Trends entered into and completed an agreement for share exchange (the “Acquisition Agreement”) with Asian Trends Broadcasting Inc. (“Asian Trends BVI”), a company incorporated on July 21, 2008 under the laws of the British Virgin Islands. Asian Trends BVI operates liquid crystal display (“LCD”) flat-panel televisions and LCD billboards that advertise throughout Hong Kong and creates revenue by selling advertising airtime on these LCD displays through a wholly-owned subsidiary in Hong Kong, namely, Asian Trends Broadcasting Corporation Limited (“Asian Trends HK”).  Asian Trends HK was incorporated on August 5, 2008.

Pursuant to the terms of the Acquisition Agreement, the Company acquired 100% ownership interest in Asian Trends BVI. Consideration paid by the Company to Asian Trends BVI was 75,793,200 restricted shares of the Company’s common stock.  After the completion of the transaction, Asian Trends BVI became a wholly owned subsidiary of the Company.

In conjunction with the Acquisition Agreement with Asian Trends BVI, the Company entered into and completed an agreement for share exchange (the “Disposal Agreement”) with Clifford Manufacturing Co., Ltd. (“Clifford Mfg.”) and the shareholders of the Company.  Pursuant to the terms of the Agreement, Clifford Mfg. shall acquire 100% ownership of the issued and outstanding capital stock of Parkade International Ltd., a British Virgin Islands Holding Company (“Parkade”), which are currently held by the Company (the “Parkade Shares”). As consideration for the Parkade Shares, Clifford Mfg. caused all of the shares held by affiliates of Clifford Mfg to be delivered to the Company, including 47,973,200 shares of the Company’s common stock and 5,000,000 shares of the Company’s Series A Preferred Stock, held by such affiliates.

On December 31, 2008, the Company closed the transaction set forth in the Disposal Agreement with Clifford Mfg.  Pursuant to the terms of the Disposal Agreement, Clifford Mfg. acquired 100% ownership of the issued and outstanding capital stock of Parkade.  In consideration for the Parkade Shares, Clifford Mfg. caused its affiliates to deliver the agreed shares to the Company.

Immediately following completion of the above acquisition and disposal transactions through the issuance and cancellation of the Company’s common stock and preferred stock, the Company has 77,820,000 shares of its common stock issued and outstanding.

The intent of the agreement was to have Clifford become a public shell company and account for the business acquisition as a reverse merger with Asian Trends being the accounting acquireror and the surviving entity.

Subsequently, On January 12, 2009, Clifford caused to be formed a corporation under the laws of the State of Nevada called Asian Trends Media Holdings, Inc. (“Merger Sub”) which is a direct wholly-owned subsidiary of Clifford.  On January 12, 2009, Clifford and Merger Sub entered into an Agreement and Plan of Merger, to become effective on January 20, 2009, pursuant to which Merger Sub merged with and into Clifford and Clifford remained as the surviving corporation of the merger.

As a result of the merger, the corporate name of Clifford was changed to “Asian Trends Media Holdings, Inc.” Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger the separate existence of Merger Sub then ceased. Clifford was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of Clifford.

Clifford, as the parent domestic Nevada corporation, owning at least 90 percent of the outstanding shares of Merger Sub, under Nevada law (NRS Section 92A.180) may merge Merger Sub into itself without shareholder approval and effectuate a name change without shareholder approval.

Following the Merger, on March 16, 2009, Asian Trends (the “Company”) filed a Form 8-K/A with the SEC setting forth the new business and combined financial statements.

Asian Trends Media Holdings, Inc. is a multi-platform digital media company that operates a large out-of-home (OOH) advertising network.  We established our location in dense areas and sustain close and strong bonds with the public through our direct channels. With the help of innovative technology, we can offer one-stop marketing solutions to clients.

Description of Global

Global was incorporated in Hong Kong in November of 2008.  Global specializes in projects and artist management.  Since December 31, 2009, Global has signed four male, and six female artists under agency contracts.

Global selects, signs, trains, and promotes both male and female models.  Through its models, Global provides services to its clients including: event management, movies, public relation functions, and brand promotions.  Global is involved with traditional media management, and is the publisher of eight magazines.  They manage artists, including model and singers.  They manage electronic media, and operate 60 LCD panels across Hong Kong.  Global manages electronic content, and provides three online libraries.  Finally, they participate in brand management and lifestyle products management.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and other written reports made from time to time by us that are not historical facts constitute so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. Forward-looking statements are likely to address our growth strategy, financial results and product and development programs, among other things. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. Such risks and uncertainties include but are not limited to those outlined in the section entitled “Risk Factors” and other risks detailed from time to time in our filings with the SEC or otherwise. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Overview

Global Mania Empire Management Ltd.

Global was incorporated in Hong Kong in November of 2008.  Global specializes in projects and artistes management.  Since December 31, 2009, Global has signed four male, and six female artists under agency contracts.

Global selects, signs, trains, and promotes both male and female models.  Through its models, Global provides services to its clients including: event management, movies, public relation functions, and brand promotions.  Global is involved with traditional media management, and is the publisher of eight magazines.  They manage artists, including model and singers.  They manage electronic media, and operate 60 LCD panels across Hong Kong.  Global manages electronic content, and provides three online libraries.  Finally, they participate in brand management and lifestyle products management.

Share Exchange Agreement

On June 25, 2010, Asian Trends entered into the Agreement with Global, a Hong Kong company and the Shareholders.  The Agreement was filed as an exhibit to the Company’s Form 8-K filed with the SEC on August 31, 2010, and is herein incorporated by reference.  Global specializes in projects and artistes management, and has a vast and highly diversified background in show business and related industries.  Global delivers the highest levels of professionalism and experience and provides strategic counsel, creative solutions and timely, responsive services.

On August 31, 2010, the parties closed the Agreement upon the terms and conditions provided in the Agreement, and in accordance with applicable law.  Immediately prior to the closing of the Agreement, Asian Trends had approximately 95,564,000 shares of its common stock issued and outstanding.  Upon the closing of the transactions contemplated in the Agreement, the Company acquired 100% ownership of Global.  Consideration was paid by the Company in the amount of 22,147,810 shares of the Company’s common stock.  These shares were issued in addition to the existing amount.  Furthermore, the Board of Directors of the Company and Global has each approved the Agreement.  For Federal income tax purposes, it is intended that the Agreement shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code.

Name Change

In accordance with the Agreement, the Company has not undergone a name change.  Furthermore, the Company does not plan to change its name in accordance with the Agreement.

The Business

Global was incorporated in Hong Kong in November 2008.  Global specializes in projects and artistes management.  Since December 31, 2009, Global has signed four male and six female artists under agency contracts.

Global selects, signs, trains, and promotes both male and female models.  Through its models, Global provides services to its clients; the services include: event management, movies, public relation functions, and brand promotions.  Global is a traditional media management firm, and publishes eight magazines, including: Ani-wave, Game Wave, Hot Machine, PC Game Wave, Soccer Wave, C.P.U., Apps Wave, and Play King.  Global also operates approximately 60 LCD display panels across Hong Kong.  Global also supplies E-content management, which allows individuals to access websites for their cell phone or iPad and download content such as magazines.  Global is in the artist management industry, which includes both branding, and even services

Global’s operations commenced in November of 2008, at the time that Global was established.  In December of 2008, Global signed their first female artist, Chrissie Chau.  Also in December of 2008, Global hosted the Super Junior M concert in Hong Kong.  In June 2009, Global conducted its first brand promotion function, a launching party for the Nokia N97 cell phone.  Also in June 2009, Global organized the client brand promotion event, Xbox launch campaign.  In September of 2009, Global participated in the Tokyo Girls Award, which was its first overseas event.  Global launched the New Year countdown show for Xbox live in December of 2009.  Finally, in June 2010, Global assisted in the promotional efforts with the Little Gobie 3D movie.  This was the first movie Global assisted in the promotional efforts for..

The Industry

Global currently operates in the artist management industry, which includes branding and event services.  The majority of Global’s businesses are conducted in Hong Kong.  In Hong Kong, there has been a growing demand for artist management, branding, and event services.  This is likely a result of an increase in consumer spending, specifically that of younger generations, on lifestyle and leisure products.

Customers

Our target customers include:

1)

Customers in the area of event management, specifically: property management companies, tourist promotion organizations, and charity organizations.

2)

Customers in the movie industry, specifically: local and regional movie producers.

3)

Customers in the area of public relations campaigns, specifically: local and regional singers, movie producers, and celebrities.

4)

Customers in the area of brand promotions and client activities, specifically: individuals involved with fashion and lifestyle brands, and those involved with computer related product and cell phone brands.

Some of Global’s major and recurring customers include: Microsoft Xbox, MSN mobile, Nokia, Sony Playstation, and the Hong Kong Jockey Club.

Our Services

Global operates a range of services to its clients.  These include: events management, movies, public relation campaigns, and brand promotions and client services.  All of these are discussed in greater detail as follows.

Events Management

Global organizes and conducts events for its clients; these clients include: property management companies, special festivals organizers, and the Hong Kong Jockey Club.  The purposes of these events include: promoting shopping malls and tourist spots, celebrating special festivals, and promoting certain organizations.

Movies

Global’s models participate in movies and television specials that are broadcast in Hong Kong, China, and the Asian regions.

Public Relations Campaigns

Global organizes and arranges public relations companies upon client’s requests.  Public relations campaigns can last for several weeks to several months depending on the needs of particular clients.  The purposes of such campaigns include promoting new singers, new movies, and night clubs.  Some examples of these public relations campaigns include the promotion of the Gobie 3D movie.

Brand Promotions and Client Activities

Global assists clients in brand building.  Global organizes and participates in client’s brand promotion activities to assist the clients in its brand awareness.  Some examples of these brand promotions activities include Microsoft Xbox launch activities, SonyPlaystation promotion, and Nokia cell phone launch parties.

Publisher of Eight Lifestyle Magazine

These magazines are geared toward teenagers and individuals in the generation Y.  The magazines include the following:

1)

Ani-Wave:  This is a bi-weekly issuance and includes content such as animation and comics.

2)

Game Wave:  This is a weekly issuance and includes content such as gaming and video games.

3)

Hot Machine:  This is a weekly issuance and includes content such as automobiles and car racing.

4)

PC GAME Wave:  This is a weekly issuance and includes content such as PC based video games.

5)

Soccer Wave:  This is a weekly issuance and includes soccer news and updates.

6)

C.P.U.:  This is a weekly issuance and included computer technology updates.

7)

Apps Wave:  This is a weekly issuance and includes applications software updates.

8)

Play King:  This is a bi-weekly issuance and includes comic content,

LCD Display Panels

Global operates approximately 60 LCD display panels across Hong Kong.  These are wall mounted in chain restaurants and shopping malls.  There is no rental payment associated with these; however, Global receives advertising airtime revenues.  These LCD displays can be found in Freshness Burger, a chain burger franchisee; Ajisen Ramen, a Japanese noodle franchise; Azabusabo, a lifestyle café franchise; and Little Sheep, a chain Chinese hotpot restaurant.

E-Content Management

Global manages the following internet e-book platforms: www.i-read.info and www.funbook.threebb.com.hk.  These services allow an individual to use their cell phone or iPad to access these websites and download magazines.

Competition

Global serves a niche market segment in Hong Kong.  Because of this, Global does not face substantial competition in the industry.  Competition includes small artist management companies.  There have been a large number of these small artist management companies enter the industry, however, these companies are quick to develop and usually quick to dissipate.  Therefore, they likely do not constitute a material threat or competitor to Global’s business.  Furthermore, these small companies are unlikely to hinder Global’s expansion within the industry.

Strategy

Global’s strategy is to build upon their foundation and provide customers with excellent services.  By continuing to utilize their strengths and competitive advantages within the industry, Global intends to become the standard of excellence by which others are measured.  Continued development and innovation will ensure Global’s relevance far into the future.  Global hopes to continue to develop in the artist management area.  Furthermore, they hope to grow in the areas of e-content and brand management.

Material Marketing and Promotional Efforts

Global attributes significant success to their promotion and marketing efforts.  Furthermore, Global’s brand is important to their business.  Therefore, Global employs the following marketing and promotional efforts: personal selling, personal referrals, and maintaining personal relationships.  Global’s sales staff plays a large role in the personal selling aspect of Global’s marketing.  Global also prides itself on maintaining excellent relationships with its clients and customers.  This results in many referrals for Global, and creates recurring business for Global.

Suppliers

Currently Global is a service orientated business.  Global feels that they are not dependent on any significant product or service from a third party.  Most of Global’s third-party interactions are readily replaceable.  In addition, Global strives to, and currently does maintain professional relationships with any third-parties.

Regulatory Matters

There is no specific government regulation in Hong Kong that relates to the operations and businesses of Global except the general company laws and regulations.  These laws and regulations include things such as the paying of corporate taxes and registration fees.  Failure to adhere to these laws and regulations could result in fines and penalties.

Employees

As of December 15, 2010, Global had a total of 12 full-time employees. These employees include: one operations officer, ten sales team employees (specifically, five artist bookers, three client planners, and two China sales representatives), and one accounting and administration employee.  Global’s employees are not party to any collective bargaining agreement. Global believes their relations with their employees are good.

Property

Global currently operates its business from the Company’s leased premise at Suite 1902, Kodak House II, Quarry Bay, Hong Kong.  Global uses this facility to conduct all of its operations.  This location is approximately 2,853 square feet, of which Global occupies a portion.  The Company pays rent in the amount of approximately USD $6,218 per month.  Of this, Global is not accountable for any of this rent per month.  Global does not have a formal agreement with the Company regarding its occupation of the premises. In addition to this, Global does not own or lease any additional properties.  Global feels that its current location is suitable for their current business operations and will accommodate their plans for future expansion.

Material Intellectual Property

Global does not have any material intellectual property.

Legal Proceedings

From time to time, Global may be involved in litigation relating to claims arising out of their operations in the normal course of business.  As of the filing date of this Form 8-K, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of Global’s operations.  There are no proceedings in which any of the Company’s, or Global’s, directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to the Company’s, or Global’s, interest.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto pursuant to Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report. See “Forward-Looking Statements.” Our actual results may differ materially.

Results of Operations – Year Ended 2009 as Compared to Year Ended 2008 from Date of Inception

The following table summarizes the results of our operations during the year ended December 31, 2009 and 2008 from date of inception, and provides information regarding the dollar and percentage increase or (decrease) from the year ended December 31, 2009 to year ended December 31, 2008 from date of inception.

	Full year ended December 31,
	2009	2008	Increase	% Increase
Revenue	$766,753	121,568	$645,185	531
Cost of sales	(394,862)	(22,759)	372,103	1,634
Gross profit	371,891	98,809	273,082	276
General & administrative	(411,411)	(106,953)	304,458	285
Loss from operations	(39,520)	(8,144)	31,376	385
Provision for taxation	-	-	-	-
Net loss	(39,520)	(8,144)	31,376	385

Revenues

Sales revenue increased from $121,568 in the year ended 2008 to $766,753 in the same period in 2009, representing a 531% increase. The increase in revenue was mainly due to full year operations in 2009 compared to only 3 months operations in 2008.

Cost of sales and gross margin

Cost of sales increased from $22,759 in the year ended 2008 to $394,862 in the same period in 2009, representing a 1,634% increase.  The increase was due to the increase in revenue in the year ended 2009 as compared to the same period last year.  We recorded a gross margin of 49% in the year ended 2009, a decrease of 32% as compared to 81% in the same period last year.  The decrease was mainly due to the paying out of model fees starting from the beginning of the third quarter of 2009.

General and administrative

General and administrative expenses increased from $106,953 in the year ended 2008 to $411,411 for the same period 2009, representing an increase of $304,458. The increase was mainly due to full year operations in 2009 compared to only 3 months operations in 2008.

Net loss

Net loss for the year ended 2009 was $39,520 as compared to $8,144 in the same period 2008. The material increase was mainly attributable to the full year operations in 2009 compared to only 3 months operations in 2008.

Results of Operations – Three Months Ended March 31, 2010 as Compared to Three Months Ended March 31, 2009

The following table summarizes the results of our operations during the three-month period ended March 31, 2010 and 2009, and provides information regarding the dollar and percentage increase or (decrease) from the three-month period ended March 31, 2010 to the three-month period ended March 31, 2009.

	Three months ended March 31,		Increase	% Increase
	2010	2009	(decrease)	(decrease)
Revenue	$139,719	105,335	34,384	33
Cost of sales	(71,168)	(8,287)	62,881	759
Gross profit	68,551	97,048	(28,497)	(29)
General & administrative	(75,096)	(92,604)	(17,508)	(19)
Loss from operations	(6,545)	(4,444)	2,101	47
Provision for taxation	-	-	-	-
Net loss	(6,545)	(4,444)	2,101	47

Revenues

Sales revenue increased from $105,335 in the first quarter of 2009 to $139,719 in the same period in 2010, representing a 33% increase. The increase in revenue was mainly due to the increase in demand of artist service and events management from our clients.

Cost of sales and gross margin

Cost of sales increased from $8,287 in the first quarter of 2009 to $71,168 in the same period in 2010, representing a 759% increase.  The increase was due to the increase in sales in the first quarter of 2010 as compared to the same period last year.  We recorded a gross margin of 49% in the first quarter of 2010, a decrease of 43% as compared to 92% in the same period last year.  The decrease was mainly due to the paying out of model fees in 2010.

General and administrative

General and administrative expenses decreased from $92,604 in the first quarter of 2009 to $75,096 for the same period 2010, representing a decrease of $17,508. The decrease was mainly a result of decrease in operating staff.

Net loss

Net loss for the first quarter of 2010 was $6,545 as compared to $4,444 in the same period 2009. The increase was mainly attributable to the increase in cost of sales.

Results of Operations – Three Months Ended June 30, 2010 as Compared to Three Months Ended June 30, 2009

The following table summarizes the results of our operations during the three-month period ended June 30, 2010 and 2009, and provides information regarding the dollar and percentage increase or (decrease) from the three-month period ended June 30, 2010 to the three-month period ended June 30, 2009.

	Three months ended June 30,		Increase	% Increase
	2010	2009	(decrease)	(decrease)
Revenue	$258,856	210,451	48,405	23
Cost of sales	(178,443)	(57,771)	120,672	209
Gross profit	80,413	152,680	(72,267)	(47)
General & administrative	(145,876)	(149,009)	(3,133)	2
Loss from operations	(65,463)	(3,671)	61,792	1,683
Provision for taxation	-	-	-	-
Net loss	(65,463)	(3,671)	61,792	1,683

Revenues

Sales revenue increased from $210,451 in the second quarter of 2009 to $258,856 in the same period in 2010, representing a 23% increase. The increase in revenue was mainly due to the increase in demand of artist service and events management from our clients.

Cost of sales and gross margin

Cost of sales increased from $57,771 in the second quarter of 2009 to $178,443 in the same period in 2010, representing a 209% increase.  The increase was due to the increase in sales in the second quarter of 2010 as compared to the same period last year.  We recorded a gross margin of 31% in the second quarter of 2010, a decrease of 42% as compared to 73% in the same period last year.  The decrease was mainly due to the paying out of model fees in 2010.

General and administrative

General and administrative expenses decreased from $149,009 in the second quarter of 2009 to $145,876 for the same period 2010, representing a decrease of $3,133. The decrease was mainly a result of decrease in consultancy fees paid.

Net loss

Net loss for the second quarter ended 2010 was $65,463 as compared to $3,671 in the same period 2009. The increase was mainly attributable to the increase in operating activities.

Results of Operations – Six Months Ended June 30, 2010 as Compared to Six Months Ended June 30, 2009

The following table summarizes the results of our operations during the six month period ended June 30, 2010 and 2009, and provides information regarding the dollar and percentage increase or (decrease) from the six-month period ended June 30, 2010 to the six month period ended June 30, 2009.

	Six months ended June 30,		Increase	% Increase
	2010	2009	(decrease)	(decrease)
Revenue	$398,575	315,786	82,789	26
Cost of sales	(249,611)	(66,058)	183,553	278
Gross profit	148,964	249,728	(100,764)	(40)
General & administrative	(220,972)	(241,613)	(20,641)	(9)
Loss from operations	(72,008)	(8,115)	63,893	787
Provision for taxation	-	-	-	-
Net loss	(72,008)	(8,115)	63,893	787

Revenues

Sales revenue increased from $315,786 in the six months of 2009 to $398,575 in the same period in 2010, representing a 26% increase. The increase in revenue was mainly due to the increase in demand of artist service and events management from our clients.

Cost of sales and gross margin

Cost of sales increased from $66,058 in the six months of 2009 to $249,611 in the same period in 2010, representing a 278% increase.  The increase was due to the increase in sales in the six months of 2010 as compared to the same period last year.  We recorded a gross margin of 37% in the six months of 2010, a decrease of 42% as compared to 79% in the same period last year.  The decrease was mainly due to the paying out of model fees in 2010.

General and administrative

General and administrative expenses decreased from $241,613 in the six months of 2009 to $220,972 for the same period 2010, representing a decrease of $20,641. The decrease was mainly a result of decrease in consultancy fees paid.

Net loss

Net loss for the six months ended 2010 was $72,008 as compared to $8,115 in the same period 2009. The decrease was mainly attributable to the increase in cost of sales.

Liquidity and Capital Resources

Cash

Our cash balance at year ended December 31, 2009 was $41,028, representing an increase of $32,530, compared with our cash balance of $8,498 as at December 31, 2008. The cash was mainly generated from our operations.

Cash flow

Operating Activities

Net cash inflows from operating activities during the year ended December 31, 2009 amounted to $37,432, representing an increase in inflows of $55,411 compared with net cash outflows from operating activities of $17,979 in the same period of 2008. The increase in cash inflows was mainly due to increase in operating incomes during  December 31, 2009.

Investing Activities

Net cash outflow for financing activities was $5,225 for the year ended 2009, representing an increase of $296 over the net cash outflow of $4,929 recorded in the same period of 2008. The change was due to the increase in additions of property, plant and equipment.

Financing Activities

Net cash inflow for financing activities was $323 for the year ended 2009, representing a decrease of $31,083 over the net cash inflow of $31,406 recorded in the same period of 2008. The change was due to the decrease in advances from shareholders.

Working capital

Our working capital decreased by $42,891 to negative amount of $55,778 at December 31, 2009 from negative amount of $12,887 at December 31, 2008, mainly due to increase in net cash outflow from operating activities in 2009 as compared to 2008.

We currently generate our cash flow through operations. We believe that our cash flow generated from operations will be sufficient to sustain operations for at least the next 12 months. There is no identifiable expansion plan as of December 31, 2009, but from time to time, we may identify new expansion opportunities for which there will be a need for use of cash.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements

Inflation

Inflation has not had a material impact on our business and we do not expect inflation to have an impact on our business in the near future

Currency Exchange Fluctuations

All of the Company’s revenues and a majority of its expenses at the year ended December 31, 2009 were denominated in Hong Kong Dollar (“HK$”), and were converted into US dollars at the exchange rate of 7.8 to 1.  There has been no currency risk and we do not engage in currency hedging.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimates are made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur, could materially impact the consolidated financial statements.

We believe that the following critical accounting policy reflects the significant estimates and assumptions which are used in the preparation of the consolidated financial statements and affect our financial condition and results of operations.

Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenue is recognized when all of the following criteria are met:

a) Persuasive evidence of an arrangement exists,

b) Delivery has occurred,

c) The seller’s price to the buyer is fixed or determinable, and

d) Collectability is reasonably assured.

Recent Accounting Pronouncements

The Company does not expect that the adoption of any recent accounting pronouncements will have any material impact on its financial statements.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Our Business

Competition may increase in the industry.

We may in the future compete for potential customers with current companies not yet offering services in our industry and/or new companies to the industry.  Competition in the industry may increase in the future.  Increased competition could result in price reductions, and reduced margins or loss of market share.

There can be no assurance that we will be able to compete successfully against future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

Our profitability depends, in part, on our ability to provide customer satisfaction, and if we are unable to maintain this, we could lose our competitive advantage.

We believe our brand has gained recognition by customers and consumers.  We believe this is largely due to our high standards of quality control.  If we fail to continue to maintain this, we could potentially lose customers, which would adversely affect our operations.

The success of our business depends on maintaining key personnel who may terminate their employment with us at any time, and we will need to hire additional qualified personnel.

We rely heavily on the services of our management, as well as sales staff.  Loss of the services of any such individuals would adversely impact our operations.  In addition, we believe that both our management and sales staff represent a significant asset and provide us with a competitive advantage over many of our competitors and that our future success will depend upon our ability to retain these key employees and our ability to attract and retain equally skilled employees.

If we are unable to attract, train and retain highly qualified personnel, the quality of our services may decline and we may not successfully execute our internal growth strategies.

Our success depends in large part upon our ability to continue to attract, train, motivate and retain highly skilled and experienced employees, including sales and management staff.  Qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements.  While we currently have available ample staff for the requirements of our business, expansion of our business could require us to employ additional staff.

There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled sales and management staff in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates of compensation could impair our ability to secure and complete customer engagements and could harm our business.

We are exposed to risks associated with the ongoing financial crisis and weakening global economy, which increase the uncertainty of consumers purchasing products and/or services.

The recent severe tightening of the credit markets, turmoil in the financial markets, and weakening global economy are contributing to a decrease in spending by consumers.  If these economic conditions are prolonged or deteriorate further, the market for our services could potentially decrease accordingly.

Risks Relating to Our Industry

We have experienced product and service changes in our industry. New products and services may provide additional alternatives and result in a decrease in our consumer base.

The industry, in which we compete, in general, is a quickly changing industry. Our future success will depend on our ability to appropriately respond to changing changes in customer preferences, as well as new products or services being offered by our competitors.  If we adopt products and services that are not attractive to consumers, we may not be successful in capturing or retaining a significant share of our market.

Existing regulations, and changes to such regulations, may present barriers to the use of our products and/or service, which may significantly reduce demand for our products and/or services.

Our services are currently only regulated by general company laws and regulations.  We currently comply with the regulations that have been set forth.  However, a change in these regulations could create unknown barriers in continuing our operations as they currently exist.

Our success depends on providing products and services that create an enjoyable experience for our customers.

Our Company must continue be aware of our customer’s needs and satisfaction of the services we offer.  The Company’s operating results would suffer if we were not responsive to the needs of our customers.

Our Company could potentially experience rapid growth in operations, which would place significant demands on the Company’s management, operational, and financial infrastructure.

If the Company does not effectively manage its growth, the quality of its products and services could suffer, which could negatively affect the Company’s brand and operating results.  To effectively manage this growth, the Company will need to continue to improve its operational, financial, and management controls and its reporting systems and procedures.  Failure to implement these improvements could hurt the Company’s ability to manage its growth and financial position.

The brand identity that the Company has developed has contributed to the success of its business. Maintaining and enhancing the Company’s brand image is critical to expanding the Company’s base of customers and members.

The Company believes that the importance of brand recognition will increase due to the relatively low barriers to entry in the market.  If the Company fails to maintain and enhance the Company’s brand, or if it incurs excessive expenses in this effort, the Company’s business, operating results and financial condition will be materially and adversely affected. Maintaining and enhancing the Company’s brand will depend largely on the Company’s ability to continue to provide high-quality products and services.

Risks Relating to Our Organization and Our Common Stock

As of August 31, 2010, we became a consolidated subsidiary of a company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability to grow.

As a result of the Agreement, we became a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Agreement) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we remained privately held and did not consummate the Agreement.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. In addition, if we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and may adversely affect any market for, and the liquidity of, our common stock.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because we became public by means of a merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a merger. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our post-Merger company.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•

changes in our industry;

•

competitive pricing pressures;

•

our ability to obtain working capital financing;

•

additions or departures of key personnel;

•

limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•

sales of our common stock;

•

our ability to execute our business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

regulatory developments;

•

economic and other external factors; and

•

period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We may not pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has not been a liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become.  As soon as is practicable after becoming eligible, we anticipate applying for listing of our common stock on either the NYSE Amex Equities, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards for any of these exchanges, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and (iii) to obtain needed capital.

Our common stock is currently a “penny stock,” which may make it more difficult for our investors to sell their shares.

Our common stock is currently and may continue in the future to be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Since our securities are subject to the penny stock rules, investors may find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.

An overhang is a measure of the potential dilution to which a common stock’s existing shareholders are exposed, due to the potential that stock-based compensation will be awarded to executives, directors, or key employees of the company.  It is usually represented in percentage form.  There is no precise rule-of –thumb for determining what level of options overhang is bad for investors but, general speaking, the higher the number, the greater the risk.

The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the Closing regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger, by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. The table is respectively based upon 117,711,810 shares outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)(2)
Chan Tsz King	17,406,300	14.8%
Kwan Yin Roy Kwong (3)	15,503,467	13.2%
London Castle Holdings Limited	13,652,00	11.6%
Huang Jian Nan (3)	40,980,600	34.8%
Yip Chi-Him Roger (3)	17,406,300	14.8%
All officers and directors as a group (3 individuals)	73,890367	62.8%

(1) Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of December 16, 2010. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2) Based on 117,711,810 shares of our common stock (includes the assumption of the exercise of all securities) outstanding immediately following the closing of the Share Exchange Agreement.

(3) Officer and/or director.

Executive Officers and Directors

The following persons are our executive officers and directors as of September 15, 2010, upon effectiveness of the Agreement, and hold the positions set forth opposite their respective names.

Name	Age	Position

Zeng Zhi Jian	45	Director
Kwong Kwan Yin Roy	35	Director
Chan Wing Hing	43	Director
Yau Wai Hung	36	CEO and Director
Huang Jian Nan	43	CFO and Director
Dr. C. H. Roger Yip	37	President
Dr. Terence Wong	47	Advisor

Our directors hold office until the earlier of their death, resignation or removal by stockholders or until their successors have been qualified.  Our officers are elected annually by, and serve at the pleasure of, our board of directors.

Biographies

Directors and Officers

Dr. C. H. Roger Yip, age 37, is the company president of Entrepreneurial Engineering Corporation.  He is an expert in financing, investing, and corporate re-engineering.  He is the founder and a major equity partner of the Characters Capital Group of companies whose first company was founded in early 2001.  Prior to his entrepreneurial development, Dr. Yip was Global Market Strategist & Economist of Bank of America, when he was the Bank’s official spokesman on the economies of Greater China and India.  His institutional clients include the People’s Bank of China and the State Administration of Foreign Exchange, and also Coca Cola, Nike, Bausch & Lomb, Prudential, etc.

Dr. Terence Wong, age 47, is a consultant for HKSAR Employee Retraining Board and consultant for franchising enterprises in mainland China.  Dr. Wong is the executive director of Subculture Publishers and the associate director of Richland Worldwide Ltd.  He also holds directorships in many other companies.  He has over 20 years’ consulting experience in consultancy and still being actively involved in business development and both business-to-business and business-to-consumer industries in Hong Kong and Mainland China.

Mr. Huang Jian Nan, age 43, is the CFO and a director for the Company.  Following his graduation from high school in 1983, Mr. Nan, age 43, worked in the Sales Department of Fe Shan Shan Shui Tower Manufacturing Co. until 1990.  From 1990 until 1998, Mr. Huang worked in the Sales Department at Shan Shui Jian Li Bao Packaging Company Limited.  Since 1999, Mr. Huang has been working at Dongguan Great East Packaging Co. Ltd. where he is currently the Deputy General Manager.

Mr. Zeng Zhi Jian, age 45, completed his undergraduate work in professional accounting in China and is currently a professional accountant in China.  Mr. Zeng has over twenty years of finance and accounting experience and has served as a senior finance and accounting professional to several Chinese companies.  From 1981-86 he was Accountant at the Food bureau of Loudi City of Hunan Province in China.  From 1986 to 1995 he was Assistant Manager and then the Finance Manager of Foreign Tea Company at Shaoyang City of Hunan Province.  He worked briefly in 1996-97 at Jinda Plastics and Metals Products (Shenzhen) as Head of Accounting.  From 1997 to 2005 he worked at the Great East Packaging Holding Limited where started as the finance Manager and was promoted to the post of Financial Controller.

Mr. Kwong Kwan Yin Roy, age 35, received his education at Poly University Hong Kong. He joined Hong Kong Television Broadcasts Limited in 1997, where he was responsible for variety and music shows and became familiar with the operation of the electronic media. He joined Hong Kong Emperor Entertainment in 2000, where he was responsible for corporate promotion of music, film, and production. Mr. Kwong has experience in advertising, corporate matters and brand building. In 2004, he successfully formed an alliance between California Red Group (a karaoke operator) with NEWAY (a karaoke operator) and Emperor Group. During his experience at Emperor Group, Mr. Kwong organized a number of large-scale publicity projects including work for the top artist in Hong Kong and China.

Mr. Chan Wing Hing, age 43, finished his formal education in Hong Kong. Mr. Chan set up his first publishing company in 1997 and has established several magazines.  In 2002, he consolidated all of his magazines into China Culture Limited. Mr. Chan has extensive experience in the areas of publishing and distribution.

Mr. Yau Wai Hung, age 36, received his education at St. Francis Xavier College in Hong Kong. Mr. Yau started working at Gaming Industrial in 1991 and later sold his retail company to a listed company in Hong Kong in 1997. Mr. Yau joined China Culture Limited in 2006 and successfully converted its magazine content into electronic form and into a major mobile and broadband operator in Hong Kong, Singapore, Taiwan and Macau. In 2010 Mr. Yau successfully coordinated with soccer stars Gary Neville and Van De Sar to provide exclusive World Cup expert analysis to the Hong Kong Jockey Club.

There are no family relationships among any of our directors and executive officers.

Executive Compensation

Summary Compensation Table

The table below sets forth, for our last two fiscal years, the compensation earned by our officers and directors

			Deferred				All Other
Name and			Compen-		Stock	Option	Compen-
Principal Position		Salary	sation	Bonus	Awards	Awards	sation

Kwong Kwan Yin Roy	2009	$34,615	$ -	$ -	$ -	$ -	$ -
Director	2010	$46,923	$ -	$ -	$ -	$ -	$ -

Agreements with Executives Officers

The Company does not currently have any employment agreements with any of its Executive Officers.

Stock Option Plan

The Company does not currently have any equity compensating plans or stock option plans, but may decide to implement on in the future.

Director Compensation

During the fiscal years ended December 31, 2009 and 2008, our directors did not receive any compensation from us for their services in such capacity and we do not foresee paying our directors any compensation for their services in such capacity in the future.

Directors’ and Officers’ Liability Insurance

Neither the Company nor Global have directors’ and officers’ liability insurance.  This could potential be implemented in the future, however, there is currently no plans for any implementation in the near future.

Code of Ethics

Global does not have a Code of Ethics, and does not plan to adopt one in the recent future.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange.

Certain Relationships and Related Transactions

None.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 11, 2010, the following individuals were appointed to the Board of Directors of the Company: Chan Wing Hing, Kwong Kwan Yin Roy, Zeng Zhi Jian and Yau Wai Hung.  Also on October 11, 2010, Yau Wai Hung was appointed as Chief Executive Officer of the Company and Zeng Zhi Jian resigned on the same day.  These appointments were not a result of the Agreement, but instead occurred in the course of the general operations of the business.  Biographical information for the new board members and officer (that have not previously served as officers or directors of the Company) follows:

Mr. Kwong Kwan Yin Roy, age 35, received his education at Poly University Hong Kong. He joined Hong Kong Television Broadcasts Limited in 1997, where he was responsible for variety and music shows and became familiar with the operation of the electronic media. He joined Hong Kong Emperor Entertainment in 2000, where he was responsible for corporate promotion of music, film, and production. Mr. Kwong has experience in advertising, corporate matters and brand building. In 2004, he successfully formed an alliance between California Red Group (a karaoke operator) with NEWAY (a karaoke operator) and Emperor Group. During his experience at Emperor Group, Mr. Kwong organized a number of large-scale publicity projects including work for the top artist in Hong Kong and China.

Mr. Chan Wing Hing, age 43, finished his formal education in Hong Kong. Mr. Chan set up his first publishing company in 1997 and has established several magazines.  In 2002, he consolidated all of his magazines into China Culture Limited. Mr. Chan has extensive experience in the areas of publishing and distribution.

Mr. Yau Wai Hung, age 36, received his education at St. Francis Xavier College in Hong Kong. Mr. Yau started working at Gaming Industrial in 1991 and later sold his retail company to a listed company in Hong Kong in 1997. Mr. Yau joined China Culture Limited in 2006 and successfully converted its magazine content into electronic form and into a major mobile and broadband operator in Hong Kong, Singapore, Taiwan and Macau. In 2010 Mr. Yau successfully coordinated with soccer stars Gary Neville and Van De Sar to provide exclusive World Cup expert analysis to the Hong Kong Jockey Club.

Mr. Zeng Zhi Jian, age 45, completed his undergraduate work in professional accounting in China and is currently a professional accountant in China.  Mr. Zeng has over twenty years of finance and accounting experience and has served as a senior finance and accounting professional to several Chinese companies.  From 1981-86 he was Accountant at the Food bureau of Loudi City of Hunan Province in China.  From 1986 to 1995 he was Assistant Manager and then the Finance Manager of Foreign Tea Company at Shaoyang City of Hunan Province.  He worked briefly in 1996-97 at Jinda Plastics and Metals Products (Shenzhen) as Head of Accounting.  From 1997 to 2005 he worked at the Great East Packaging Holding Limited where started as the finance Manager and was promoted to the post of Financial Controller.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), Global Media’s audited consolidated financial statements for the fiscal years ended December 31, 2009 and 2008 and unaudited financial statements for the six month period ended June 30, 2010 and 2009 are filed in this Current Report on Form 8-K as Exhibits 99.1 and 99.2.

(b) Proforma Financial Statements. The unaudited condensed pro forma combined financial statements as of December 31, 2009 are filed in this Current Report on Form 8-K as Exhibit 99.3. The unaudited condensed pro forma combined financial statements as of  June 30, 2010 are filed in this Current Report on Form 8-K as Exhibit 99.4

(c) Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.

Description

            2.1

Agreement for a Share Exchange between Asian Trends Media Holdings, Inc. and Global Mania Empire Management Ltd., dated August 31, 2010, was previously filed with the SEC on Form 8-K on August 31, 2010, and is herein incorporated by reference.

99.1

         Global Mania Empire Management Ltd. financial statements for the fiscal years ended December 31,

           2009 and 2008.

99.2

         Global Mania Empire Management Ltd. financial statements for the six month period ended June 30,

          2010 and 2009.

99.3

         The unaudited condensed pro forma combined financial statements as of December 31, 2009.

99.4

         The unaudited condensed pro forma combined financial statements as and June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 17, 2010

ASIAN TRENDS MEDIA HOLDINGS, INC.

By:

 /s/ Yau Wai Hung

Name:

Yau Wai Hung

Title:

CEO and Director